December 2012 Filed pursuant to Rule 433 dated December 31, 2012 relating to Preliminary Pricing Supplement No. 506 dated December 31, 2012 to Registration Statement No. 333-178081
S T R U C T U R E D   I N V E S T M E N T S
Opportunities in International Equities

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds
Unlike ordinary debt securities, the Equity-Linked Partial Principal at Risk Securities due January    , 2018 Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds (the “securities”) do not pay interest and provide for a minimum payment at maturity of only 90% of the principal amount at maturity.  The securities will pay at maturity an amount based on the performance of a weighted basket composed of the Vanguard MSCI Europe ETF (the “VGK Shares,” with a weighting of 40%), shares of the iShares® MSCI Japan Index Fund (the “EWJ Shares,” with a weighting of 20%), shares of the iShares® FTSE China 25 Index Fund (the “FXI Shares,” with a weighting of 20%), the iShares® MSCI Brazil Index Fund (the “EWZ Shares,” with a weighting of 10%) and the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares,” with a weighting of 10%).  At maturity, if the final basket value is greater than the initial basket value, investors will receive the stated principal amount of their investment plus a supplemental redemption amount reflecting the appreciation of the basket, subject to the maximum payment at maturity. However, if the final basket value is less than or equal to the initial basket value, investors will lose 1% of their investment for every 1% decline in the basket value over the term of the securities, subject to the minimum payment at maturity.  Investors may lose up to 10% of the stated principal amount of the securities.  The securities are for investors who are concerned about principal risk, but seek an international equity-based return, and who are willing to risk 10% of their principal and to forgo current income on the securities and appreciation above the maximum payment at maturity in exchange for the repayment of at least 90% of the principal at maturity and the opportunity to participate in the appreciation of the basket, subject to the maximum payment at maturity.  The securities are senior securities issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities, including the payment of the minimum payment at maturity, are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
Issuer:	Morgan Stanley
Issue price:	$10 per security
Stated principal amount:	$10 per security
Aggregate principal amount:	$
Pricing date:	December , 2012, subject to adjustment for non-trading days and certain market disruption events
Original issue date:	January , 2013 (3 business days after the pricing date)
Maturity date:	January , 2018
Interest:	None
Basket:	Basket component	Bloomberg ticker symbol*	Basket component weighting	Initial share price	Multiplier
	Shares of the Vanguard MSCI Europe ETF (the “VGK Shares”)	VGK	40%
	Shares of the iShares® MSCI Japan Index Fund (the “EWJ Shares”)	EWJ	20%
	Shares of the iShares® FTSE China 25 Index Fund (the “FXI Shares”)	FXI	20%
	Shares of the iShares® MSCI Brazil Index Fund (the “EWZ Shares”)	EWZ	10%
	Shares of iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	10%

*Bloomberg ticker symbols are being provided for reference purposes only.  With respect to each basket component, the initial share price, the final share price and the multiplier on the determination date will be determined as set forth under “Description of Securities—Share Closing Price” and “Description of Securities—Multiplier” in the accompanying preliminary pricing supplement.

Payment at maturity:
The payment at maturity per $10 stated principal amount will equal:
•   If the final basket value is greater than the initial basket value: $10 + supplemental redemption amount, subject to the maximum payment at maturity
•   If the final basket value is less than or equal to the initial basket value: $10 × (final basket value / initial basket value), subject to the minimum payment at maturity
This amount will be less than the stated principal amount of $10 per security by an amount that is proportionate to the percentage depreciation of the basket.  However, under no circumstances will the payment due at maturity be less than the minimum payment at maturity of $9 per security, or 90% of the stated principal amount.

Supplemental redemption amount:	(i) $10 times (ii) the basket percent change times (iii) the participation rate
Participation rate:	100%
Basket percent change:	(final basket value – initial basket value) / initial basket value
Determination date:	December , 2017, subject to adjustment for non-trading days and certain market disruption events
CUSIP / ISIN:	61761M201 / US61761M2017
Listing:	The securities will not be listed on any securities exchange.
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer
Per Security	$10	$0.30	$9.70
Total	$	$	$
(1)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $0.30 for each security they sell.  See “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” in the accompanying preliminary pricing supplement.

You should read this document together with the preliminary pricing supplement describing the offering and the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Preliminary Pricing Supplement No. 506 dated December 31, 2012     Prospectus Supplement dated November 21, 2011
Index Supplement dated November 21, 2011       Prospectus dated November 21, 2011

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

Terms continued from previous page
Minimum Payment at Maturity:	$9 per security (90% of the stated principal amount)
Maximum Payment at Maturity:	$15.05 to $15.25 per security (150.5% to 152.5% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Initial share price:	For each basket component, the share closing price for such basket component on the pricing date, as specified under “Summary terms—Basket—Initial share price” above.
Final share price:
For each basket component, the share closing price for such basket component on the determination date times the adjustment factor for such basket component on such date, subject to adjustment for non-trading days and certain market disruption events

Adjustment factor:
For each of the basket components, initially 1.0, subject to adjustment for certain corporate events affecting the VGK Shares, the EWJ Shares, the FXI Shares, the EWZ Shares or the EEM Shares, as applicable.

Initial basket value:	10, which is equal to the sum of the products of (i) the initial share price of each basket component and (ii) the multiplier for such basket component on the pricing date
Final basket value:	The sum of the products of (i) the final share price of each basket component on the determination date and (ii) the multiplier for such basket component on the determination date
Multiplier:
The fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value.  Each multiplier will remain constant for the term of the securities.

December 2012	Page 2

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

Investment Overview

Equity-Linked Partial Principal at Risk Securities

The Equity-Linked Partial Principal at Risk Securities due January    , 2018 Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds (the “securities”) provide exposure to a weighted basket of five international exchange-traded funds.  At maturity, if the final basket value is greater than the initial basket value, investors will receive the stated principal amount of their investment plus a supplemental redemption amount reflecting the appreciation of the basket, subject to the maximum payment at maturity. However, if the final basket value is less than or equal to the initial basket value, investors will lose 1% of their investment for every 1% decline in the basket value over the term of the securities, subject to the minimum payment at maturity.  Investors may lose up to 10% of the stated principal amount of the securities.  All payments on the securities, including the payment of the minimum payment at maturity, are subject to the credit risk of Morgan Stanley.

Maturity:	Approximately 5 years
Maximum payment at maturity:	$15.05 to $15.25 per security (150.5% to 152.5% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$9 per security (90% of the stated principal amount)
Participation rate:	100%
Payment at maturity:
The payment at maturity per $10 stated principal amount will equal:

•  If the final basket value is greater than the initial basket value: $10 + supplemental redemption amount, subject to the maximum payment at maturity
•  If the final basket value is less than or equal to the initial basket value: $10 × (final basket value / initial basket value), subject to the minimum payment at maturity

This amount will be less than the stated principal amount of $10 per security by an amount that is proportionate to the percentage depreciation of the basket.  However, under no circumstances will the payment due at maturity be less than the minimum payment at maturity of $9 per security, or 90% of the stated principal amount.

Supplemental redemption amount:	$10 x basket percent change x 100%
Interest:	None

December 2012	Page 3

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

Basket Overview

The basket consists of shares of the Vanguard MSCI Europe ETF (the “VGK Shares,” with a weighting of 40%), shares of the iShares® MSCI Japan Index Fund (the “EWJ Shares,” with a weighting of 20%), shares of the iShares® FTSE China 25 Index Fund (the “FXI Shares,” with a weighting of 20%), the iShares® MSCI Brazil Index Fund (the “EWZ Shares,” with a weighting of 10%) and the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares,” with a weighting of 10%) and offers exposure to price movements in international (both emerging market and developed market) equities.  For more information on the individual basket components, see “Information About the Basket Components” on page 18 of this document.

Basket Component Information as of December 27, 2012
	Bloomberg Ticker Symbol*	Current Basket Component Value	52 Weeks Ago	52 Week High	52 Week Low
VGK Shares	VGK	$48.54	$41.24	$49.06 (on 12/19/2012)	$38.64 (on 6/1/2012)
EWJ Shares	EWJ	$9.74	$8.97	$10.19 (on 4/2/2012)	$8.65 (on 6/1/2012)
FXI Shares	FXI	$39.54	$35.18	$40.49 (on 2/3/2012)	$31.83 (on 6/25/2012)
EWZ Shares	EWZ	$55.44	$58.12	$70.42 (on 3/1/2012)	$49.07 (on 6/28/2012)
EEM Shares	EEM	$43.54	$38.12	$44.75 (on 3/1/2012)	$36.69 (on 6/1/2012)

* Bloomberg ticker symbols are being provided for reference purposes only.  With respect to each basket component, the initial share price, the final share price and the multiplier on the determination date will be determined as set forth under “Description of Securities—Share Closing Price” and “Description of Securities—Multiplier” in the accompanying preliminary pricing supplement.

The graph is calculated to show the performance of the basket during the period January 1, 2007 through December 27, 2012, assuming the basket components are weighted as set out above, and illustrates the effect of the offset and/or correlation among the basket components during such period.  The graph does not attempt to show your expected return on an investment in the securities.  The historical performance of the basket should not be taken as an indication of its future performance.

December 2012	Page 4

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

Key Investment Rationale

The securities offer 100% participation in the positive performance of the basket, subject to the maximum payment at maturity, while providing for the repayment of at least 90% of the stated principal amount if the securities are held to maturity in exchange for forgoing current income or interest.  All payments on the securities, including the payment of the minimum payment at maturity, are subject to the credit risk of Morgan Stanley.

Minimum Payment at Maturity of 90% of Principal	The securities provide for the minimum payment at maturity of 90% of principal if held to maturity.
Upside Scenario
The basket increases in value and, at maturity, the securities redeem for the sum of (i) the stated principal amount of $10 and (ii) a supplemental redemption amount representing 100% of the basket performance, subject to the maximum payment at maturity of $15.05 to $15.25 per security (150.5% to 152.5% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.

Downside Scenario
The basket declines and the securities redeem for less than the $10 stated principal amount by an amount proportionate to the decline in the value of the basket, subject to the minimum payment at maturity of $9 per security (90% of the stated principal amount).

Summary of Selected Key Risks (see page 13)

¡	The securities do not pay interest and may not pay more than the minimum payment at maturity.

¡	Investors may lose up to 10% of their investment in the securities.

¡	The appreciation potential of the securities is limited by the maximum payment at maturity.

¡	The market price of the securities will be influenced by many unpredictable factors.

¡	The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.

¡	Changes in the value of one or more basket components may offset changes in the value of one or more of the other basket components; the basket components are not equally weighted.

¡	The securities will not be listed on any securities exchange and secondary trading may be limited.

¡	There are risks associated with investments in securities linked to the value of foreign equity securities including, in particular, emerging markets equity securities.

¡	The securities are subject to currency exchange rate risk.

¡	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

¡	Hedging and trading activity by our subsidiaries could potentially affect the value of the securities.

¡	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.

¡	Adjustments to the basket components or the index tracked by the basket components, as applicable, could adversely affect the value of the securities.

¡	The basket components and the indices tracked by such basket components are different.

December 2012	Page 5

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

¡	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect any of the basket components.

¡
Investing in the securities is not equivalent to investing in the basket components; you have no shareholder or other rights in the basket components and are exposed to the credit risk of Morgan Stanley.

December 2012	Page 6

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

Fact Sheet

The securities are senior unsecured obligations of Morgan Stanley, will pay no interest and have the terms described in the accompanying preliminary pricing supplement, the prospectus supplement, the index supplement and the prospectus.  At maturity, if the final basket value is greater than the initial basket value, investors will receive the stated principal amount of their investment plus a supplemental redemption amount reflecting the appreciation of the basket, subject to the maximum payment at maturity. However, if the final basket value is less than or equal to the initial basket value, investors will lose 1% of their investment for every 1% decline in the basket value over the term of the securities, subject to the minimum payment at maturity.  Investors may lose up to 10% of the stated principal amount of the securities.  The securities are senior securities issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities, including the payment of the minimum payment at maturity, are subject to the credit risk of Morgan Stanley.

Expected Key Dates
Pricing Date	Original Issue Date (Settlement Date)	Maturity Date
December , 2012, subject to adjustment for non-trading days and certain market disruption events	January , 2013 (3 business days after the pricing date)	January , 2018, subject to postponement as described below
Key Terms
Issuer:	Morgan Stanley
Issue price:	$10 per security
Stated principal amount:	$10 per security
Denominations:	$10 per security and integral multiples thereof
Aggregate principal amount:	$
Interest:	None
Basket:	Basket component	Bloomberg ticker symbol*	Basket component weighting	Initial share price	Multiplier
	Shares of the Vanguard MSCI Europe ETF (the “VGK Shares”)	VGK	40%
	Shares of the iShares® MSCI Japan Index Fund (the “EWJ Shares”)	EWJ	20%
	Shares of the iShares® FTSE China 25 Index Fund (the “FXI Shares”)	FXI	20%
	Shares of the iShares® MSCI Brazil Index Fund (the “EWZ Shares”)	EWZ	10%
	Shares of iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	10%

* Bloomberg ticker symbols are being provided for reference purposes only.  With respect to each basket component, the initial share price, the final share price and the multiplier on the determination date will be determined as set forth under “Description of Securities—Share Closing Price” and “Description of Securities—Multiplier” in the accompanying preliminary pricing supplement

Bull or bear securities:	Bull securities
Payment at maturity:
The payment at maturity per $10 stated principal amount will equal:
•  If the final basket value is greater than the initial basket value: $10 + supplemental redemption amount, subject to the maximum payment at maturity
•  If the final basket value is less than or equal to the initial basket value: $10 × (final basket value / initial basket value), subject to the minimum payment at maturity
This amount will be less than the stated principal amount of $10 per security by an amount that is proportionate to the percentage depreciation of the basket.  However, under no circumstances will the payment due at maturity be less than the minimum payment at maturity of $9 per security, or 90% of the stated principal amount.

Supplemental redemption amount:	(i) $10 times (ii) the basket percent change times (iii) the participation rate
Participation rate:	100%
Basket percent change:	(final basket value – initial basket value) / initial basket value
Initial share price:	For each basket component, the share closing price for such basket component on the pricing date, as specified under “Summary terms—Basket—Initial share price” above.
Final share price:
For each basket component, the share closing price for such basket component on the determination date times the adjustment factor for such basket component on such date, subject to adjustment for non-trading days and certain market disruption events

Initial basket value:	10, which is equal to the sum of the products of (i) the initial share price of each basket component and (ii) the multiplier for such basket component on the pricing date
Final basket value:	The index closing value of the SPX Index on the determination date

December 2012	Page 7

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

Multiplier:
The fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value.  Each multiplier will remain constant for the term of the securities.

Adjustment factor:	The sum of the products of (i) the final share price of each basket component on the determination date and (ii) the multiplier for such basket component on the determination date
Determination date:	December , 2017, subject to adjustment for non-trading days or non-index business days, as applicable, and certain market disruption events
Call right:	The securities are not callable prior to the maturity date.
Postponement of maturity date:
If the determination date for any basket component is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be the second business day following such determination date as postponed.

Risk factors:	Please see “Risk Factors” beginning on page 13.

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	61761M201
ISIN:	US61761M2017
Minimum ticketing size:	$10 / 100 securities
Tax considerations:
In the opinion of our counsel, Davis Polk & Wardwell LLP, the securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the securities, even though no interest is payable on the securities.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities generally will be treated as ordinary income.  If the securities were priced on December 26, 2012, the “comparable yield” for the securities would be a rate of 2.5463% per annum, compounded semi-annually; however, the comparable yield will be determined on the pricing date and may be significantly higher or lower than the comparable yield set forth above.  Based on the comparable yield set forth above, the “projected payment schedule” for a security (assuming an issue price of $10) consists of a single projected amount equal to $11.3486 due at maturity.  The comparable yield and the projected payment schedule for the securities will be updated in the final pricing supplement.  You should read the discussion under “United States Federal Taxation—Tax Consequences to U.S. Holders—Notes—Optionally Exchangeable Notes” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the securities.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a security) that would be deemed to have accrued with respect to a security for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

	ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER SECURITY)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER SECURITY) AS OF END OF ACCRUAL PERIOD
	Original Issue Date through June 30, 2013	$0.1245	$0.1245
	July 1, 2013 through December 31, 2013	$0.1289	$0.2534
	January 1, 2014 through June 30, 2014	$0.1305	$0.3839
	July 1, 2014 through December 31, 2014	$0.1322	$0.5161
	January 1, 2015 through June 30, 2015	$0.1339	$0.6500
	July 1, 2015 through December 31, 2015	$0.1356	$0.7856
	January 1, 2016 through June 30, 2016	$0.1373	$0.9229
	July 1, 2016 through December 31, 2016	$0.1391	$1.0620
	January 1, 2017 through June 30, 2017	$0.1408	$1.2028
	July 1, 2017 through December 31, 2017	$0.1426	$1.3454
	January 1, 2018 through the Maturity Date	$0.0032	$1.3486

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments thereto in respect of the securities for U.S. federal income tax purposes, and we make no representation regarding the actual amount of the payment that will be made on a security.

	If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Any consequences resulting from the Medicare tax on investment income are also not discussed in this document or the accompanying prospectus supplement.

December 2012	Page 8

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

The discussion in the preceding paragraphs under “Tax considerations,” the discussion contained in the section entitled “United States Federal Income Taxation” in the accompanying preliminary pricing supplement and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in the basket components, in futures and/or options contracts on the basket components or any component securities underlying the indices tracking the basket components or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could increase the initial share prices, and therefore could increase the values at which the basket components must close on the determination date so that you do not sustain a loss in your investment.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or

December 2012	Page 9

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

Section 4975 of the Code or any Similar Law.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)
the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)
we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our interests are adverse to the interests of the purchaser or holder; and
(v)
neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Calculation agent:	MS & Co.
Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through MSSB, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc ("MSIP") and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley. Selected dealers, including MSSB, and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $0.30 for each security they sell.

MS & Co. is our wholly-owned subsidiary.  MS & Co. will conduct this offering in compliance with the requirements of NASD Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” and “Description of Securities—Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

Contact:	Morgan Stanley Wealth Management clients may contact their local branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

This offering summary represents a summary of the terms and conditions of the securities.  We encourage you to read the accompanying preliminary pricing supplement, prospectus supplement, index supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

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Hypothetical Payout on the Securities

For each security that you hold at maturity, you will receive an amount in cash determined as follows:

•
If the final basket value is greater than the initial basket value: $10 + supplemental redemption amount, subject to the maximum payment at maturity of $15.05 to $15.25 per security (150.5% to 152.5% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.

•
If the final basket value is less than or equal to the initial basket value: $10 × (final basket value / initial basket value), subject to the minimum payment at maturity.  This amount will be less than the stated principal amount of $10 per security by an amount that is proportionate to the percentage depreciation of the basket.  However, under no circumstances will the payment due at maturity be less than the minimum payment at maturity of $9 per security, or 90% of the stated principal amount.

Below are two full examples of how to calculate the basket performance.  The following examples and the tables are based on hypothetical data and are provided for illustrative purposes only.  The examples do not show every situation that can occur.

All payments on the securities, including the payment of the minimum payment at maturity, are subject to the credit risk of Morgan Stanley.

Example 1: The basket performance is positive.

Basket Component	Basket Weighting	Hypothetical Multiplier	Hypothetical Initial Share Price	Hypothetical Final Share Price	Appreciation / Depreciation
VGK Shares	40%	0.083333333	$48.00	$52.80	+ 10%
EWJ Shares	20%	0.200000000	$10.00	$11.50	+ 15%
FXI Shares	20%	0.050000000	$40.00	$42.00	+ 5%
EWZ Shares	10%	0.018181818	$55.00	$56.10	+ 2%
EEM Shares	10%	0.022727273	$44.00	$46.20	+ 5%

Final Basket Value = Sum of the products of (i) the final share price of each basket component on the determination date and (ii) the multiplier for such basket component on the determination date

VGK Shares performance value =	Final Share Price × Multiplier, plus
EWJ Shares performance value =	Final Share Price × Multiplier, plus
FXI Shares performance value =	Final Share Price × Multiplier, plus
EWZ Shares performance value =	Final Share Price × Multiplier, plus
EEM Shares performance value =	Final Share Price × Multiplier

So, using the hypothetical final share prices and the hypothetical multipliers above, the final basket value is calculated as follows:

VGK Shares performance value =	$52.80 × 0.083333333, plus
EWJ Shares performance value =	$11.50 × 0.200000000, plus
FXI Shares performance value =	$42.00 × 0.050000000, plus
EWZ Shares performance value =	$56.10 × 0.018181818, plus
EEM Shares performance value =	$46.20 × 0.022727273

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Final Basket Value	=	10.87
Initial Basket Value	=	10.00

If the final basket value is greater than the initial basket value, the payment at maturity per $10 stated principal amount will equal $10 + supplemental redemption amount, subject to the maximum payment at maturity.

Supplemental redemption amount	=	$10 × basket percent change × participation rate
	=	$10 × [(10.87 – 10) / 10] × 100% = $0.87
Payment at maturity	=	$10 + $0.87 = $10.87
Because the final basket value is greater than the initial basket value, investors will receive at maturity a supplemental redemption amount in addition to the principal amount of the securities.

Example 2: The basket performance is negative.

Basket Component	Basket Weighting	Hypothetical Multiplier	Hypothetical Initial Share Price	Hypothetical Final Share Price	Appreciation / Depreciation
VGK Shares	40%	0.083333333	$48.00	$36.00	– 25%
EWJ Shares	20%	0.200000000	$10.00	$8.00	– 20%
FXI Shares	20%	0.050000000	$40.00	$36.00	– 10%
EWZ Shares	10%	0.018181818	$55.00	$71.50	+ 30%
EEM Shares	10%	0.022727273	$44.00	$52.80	+ 20%

So, using the hypothetical final share prices and the hypothetical multipliers above, the final basket value is calculated as follows:

VGK Shares performance value =	$36.00 × 0.083333333, plus
EWJ Shares performance value =	$8.00 × 0.200000000, plus
FXI Shares performance value =	$36.00 × 0.050000000, plus
EWZ Shares performance value =	$71.50 × 0.018181818, plus
EEM Shares performance value =	$52.80 × 0.022727273

Final Basket Value	=	8.9
Initial Basket Value	=	10.00

If the final basket value is less than or equal to the initial basket value, the payment at maturity per $10 stated principal amount will equal $10 × (final basket value / initial basket value), subject to the minimum payment at maturity of $9 per security.

Payment at maturity	=	$10 × final basket value / initial basket value
	=	$10 × 8.9 / 10 = $8.90
Payment at maturity	=	$9

Because the payment at maturity would otherwise be less than or equal to the minimum payment at maturity, investors will receive at maturity the minimum payment at maturity of $9 per security.

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In the above example, the positive performance values of the EWZ Shares and the EEM Shares are more than offset by the negative performance values of the more heavily weighted VGK Shares, EWJ Shares and FXI Shares, resulting in a negative final basket value.

The table below illustrates the payment at maturity for each security for a hypothetical range of basket percent changes and does not cover the complete range of possible payouts at maturity.  The table reflects the minimum payment at maturity of $9 per security, a hypothetical maximum payment at maturity of $15.15 per security and the initial basket value of 10.

Initial Basket Value	Final Basket Value	Basket Percent Change	Supplemental Redemption Amount	Payment at Maturity	Return on $10 Security
10	20.00	100.0%	$5.15	$15.15	51.5%
10	19.00	90.0%	$5.15	$15.15	51.5%
10	18.00	80.0%	$5.15	$15.15	51.5%
10	17.00	70.0%	$5.15	$15.15	51.5%
10	16.00	60.0%	$5.15	$15.15	51.5%
10	15.20	52.0%	$5.15	$15.15	51.5%
10	15.15	51.5%	$5.15	$15.15	51.5%
10	15.00	50.0%	$5.00	$15.00	50.0%
10	14.00	40.0%	$4.00	$14.00	40.0%
10	13.00	30.0%	$3.00	$13.00	30.0%
10	12.00	20.0%	$2.00	$12.00	20.0%
10	11.00	10.0%	$1.00	$11.00	10.0%
10	10.00	0%	N/A	$10.00	0%
10	9.50	–5.0%	N/A	$9.50	–5.0%
10	9.00	–10.0%	N/A	$9.00	–10.0%
10	8.00	–20.0%	N/A	$9.00	–10.0%
10	7.00	–30.0%	N/A	$9.00	–10.0%
10	6.00	–40.0%	N/A	$9.00	–10.0%
10	5.00	–50.0%	N/A	$9.00	–10.0%
10	4.00	–60.0%	N/A	$9.00	–10.0%
10	3.00	–70.0%	N/A	$9.00	–10.0%
10	2.00	–80.0%	N/A	$9.00	–10.0%
10	1.00	–90.0%	N/A	$9.00	–10.0%
10	0	–100.0%	N/A	$9.00	–10.0%

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Payment at Maturity

At maturity, we will pay you an amount based on the performance of a weighted basket.  All payments on the securities, including the payment of the minimum payment at maturity, are subject to the credit risk of Morgan Stanley.

If the final basket value is greater than the initial basket value: $10 + supplemental redemption amount, subject to the maximum payment at maturity of $15.05 to $15.25 per security (150.5% to 152.5% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.

The supplemental redemption amount will be calculated as follows:

supplemental redemption amount	=	$10 x	basket percent change	x	participation rate

where,
basket percent change	=	(final basket value – initial basket value) / initial basket value
participation rate	=	100%

If the final basket value is less than or equal to the initial basket value: $10 × (final basket value / initial basket value), subject to the minimum payment at maturity.

This amount will be less than the stated principal amount of $10 per security by an amount that is proportionate to the percentage depreciation of the basket.  However, under no circumstances will the payment due at maturity be less than the minimum payment at maturity of $9 per security.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying preliminary pricing supplement, prospectus supplement, index supplement and prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers before you invest in the securities.

¡
Investors may lose up to 10% of their investment in the securities.  The securities do not guarantee payment of the full principal amount at maturity.  If the final basket value is less than the initial basket value, investors will be exposed to the depreciation of the basket, and will receive a payment at maturity that is less than the principal amount.  You could lose up to 10% of your investment in the securities.

¡
The securities do not pay interest and may not pay more than the minimum payment at maturity.  The terms of the securities differ from those of ordinary debt securities in that we will not pay interest on the securities, and the securities provide for a minimum payment at maturity of only 90% of the principal amount at maturity.  As the securities do not pay any interest, even if the final basket value is greater than the initial basket value, if the basket does not appreciate sufficiently over the term of the securities, the overall return on the securities (the effective yield to maturity) may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

¡
The appreciation potential of the securities is limited by the maximum payment at maturity.  The appreciation potential of the securities is limited by the maximum payment at maturity of $15.05 to $15.25 per security (to be determined on the pricing date).  On the determination date, even if the basket percent change is positive and greater than 50.5% to 52.5%, the payment at maturity will not exceed the maximum payment at maturity.  Consequently, your return on the maturity date will be capped by the maximum payment at maturity of $15.05 to $15.25 per security, regardless of the actual appreciation of the closing prices of the basket components from the pricing date to the determination date, which may be significant.

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The market price of the securities will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  We expect that generally the values of the basket components on any day will affect the value of the securities more than any other single factor.  However, because the payout on the securities is not directly correlated to the values of the basket components, the securities will trade differently from the basket components.  Other factors that may influence the value of the securities include:

•	the volatility (frequency and magnitude of changes in value) of each of the basket components,

•	interest and yield rates in the market,

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or securities markets generally and which may affect the final share prices,

•	the exchange rates of the U.S. dollar relative to each of the currencies in which the securities underlying the basket components trade,

•	dividend rates on each of the basket components and the securities underlying each of the basket components,

•	the occurrence of certain events affecting the basket components that may or may not require an adjustment to the relevant adjustment factor,

•	the time remaining until the securities mature,

•	the availability of comparable instruments, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the stated principal amount of $10 per security if the values of each of the basket components at the time of sale are at or below the respective initial share prices or if market interest rates rise.  You cannot predict the future

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performance of any of the basket components based on their historical performance.  The basket performance may be negative so that you will be exposed to the depreciation of the basket and receive a payment at maturity that is less than the principal amount.  There can be no assurance that the basket performance will be positive such that you will receive at maturity an amount that is greater than the stated principal amount of the securities.  See “Historical Information” beginning on page 20.

¡
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity, and therefore, you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

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Changes in the value of one or more basket components may offset changes in the value of one or more of the other basket components; the basket components are not equally weighted.  Movements in the values of the basket components may not correlate with each other.  At a time when the value of one basket component increases, the value of the other basket components may not increase as much, or may decrease.  Therefore, in calculating the basket performance, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or decreases in the value of the other basket components.  Furthermore, the basket components do not have the same basket weightings.  The VGK Shares are weighted at 40%, the EWJ Shares are weighted at 20%, the FXI Shares are weighted at 20%, the EWZ Shares are weighted at 10% and the EEM Shares are weighted at 10% of the basket.  Therefore, the same percentage change over the term of the securities in each of the basket components would have different effects on the basket performance.  A decrease in the value of a more heavily weighted basket component could moderate, offset or more than offset an increase in the value of a less heavily weighted basket component.  For example, because the weighting of the VGK Shares is significantly greater than the weighting of the EEM Shares, a 5% decrease in the value of the VGK Shares will more than offset a 5% increase in the value of the EEM Shares, which has a lower weighting.

If the final basket value is less than the initial basket value, you will receive at maturity an amount that is less than the stated principal amount of the securities.

You can review the historical performance of each of the basket components and a graph of the historical performance of the basket as a whole for the period from January 1, 2007 through December 27, 2012 in this pricing supplement under “Historical Information” beginning on page 20.

You cannot predict the future performance of the basket components or of the basket as a whole, or whether an increase in the value of one basket component will be offset by a lesser increase or decrease in the value of the other basket components, based on the historical performance of the basket components.

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The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

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There are risks associated with investments in securities linked to the value of foreign equity securities including, in particular, emerging markets equity securities.  The VGK Shares, the EWJ Shares, the FXI Shares, the EWZ Shares and the EEM Shares track the performance of the MSCI Europe

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Index, the MSCI Japan Index, the FTSE China 25 Index, the MSCI Brazil Index and the MSCI Emerging Markets Index, respectively, which all measure the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

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The securities are subject to currency exchange rate risk.  Because the prices of the VGK Shares, the EWJ Shares, the FXI Shares, the EWZ Shares and the EEM Shares track the performance of the MSCI Europe Index, the MSCI Japan Index, the FTSE China 25 Index, the MSCI Brazil Index and the MSCI Emerging Markets Index, respectively, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security.  If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the basket components, the price of the basket components, as applicable, will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries represented in the Tracked Indices and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the Tracked Indices and the United States and other countries important to international trade and finance.

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The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price.  The cost of

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hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

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Hedging and trading activity by our subsidiaries could potentially affect the value of the securities.  One or more of our subsidiaries expect to carry out hedging activities related to the securities (and to other instruments linked to the basket components or stocks underlying the basket components), including trading in the basket components or stocks that are included in the Tracked Indices as well as in other instruments related to the basket components.  Some of our subsidiaries also trade the basket components or stocks that are included in the Tracked Indices and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could affect the initial share prices and, therefore, could increase the values at which the basket components must close on the determination date so that an investor would not sustain a loss in their investment.  Additionally, such hedging or trading activities during the term of the securities, including on the determination date, could adversely affect the values of the basket components on the determination date and, accordingly, the amount of cash an investor will receive at maturity.

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The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. will determine the initial share prices, the final share prices, the basket percent changes, the multipliers, whether any changes to the adjustment factors are required and whether any market disruption event has occurred, and will calculate the supplemental redemption amount, if any, and the payment you will receive at maturity.  Determinations made by MS & Co. in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the calculation of the performance value of any basket component in the event of a market disruption event, may adversely affect the payout to you at maturity.

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Adjustments to the basket components or the index tracked by the basket components, as applicable, could adversely affect the value of the securities.  As the investment adviser to the Vanguard MSCI Europe ETF, The Vanguard Group, Inc. seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Europe Index.  As the investment adviser to the iShares® MSCI Japan Index Fund, the iShares® FTSE China 25 Index Fund, the iShares® MSCI Brazil Index Fund and the iShares® MSCI Emerging Markets Index Fund, BlackRock Fund Advisors (together with The Vanguard Group, Inc., the “Investment Advisors”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Japan Index, the FTSE China 25 Index, the MSCI Brazil Index and the MSCI Emerging Markets Index, respectively.  Pursuant to its investment strategy or otherwise, the Investment Advisors may add, delete or substitute the stocks composing the relevant fund.  Any of these actions could adversely affect the price of the shares of the relevant fund and, consequently, the value of the securities.  MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the indices tracked by the basket components.  MSCI may add, delete or substitute the stocks constituting any of the indices tracked by basket components or make other methodological changes that could change the value of any of the indices tracked by basket components.  MSCI may also discontinue or suspend calculation or publication of any of the indices tracked by basket components at any time.  Any of these actions could adversely affect the value of any of the indices tracked by basket components and, consequently, the value of the securities.

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The basket components and the indices tracked by such basket components are different.  The performance of the basket components may not exactly replicate the performance of the respective indices tracked by the basket components, because each basket component will reflect transaction costs and fees that are not included in the calculation of the index tracked by such basket component.  It is also possible that the basket components may not fully replicate, or may in certain circumstances diverge significantly

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from, the performance of the indices they track due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the basket components, differences in trading hours between each basket component and the respective index such basket component tracks or due to other circumstances.  Each basket component generally invests at least 90% of its assets in the securities of the respective index it tracks and in depositary receipts representing securities of such index.  Each basket component may invest the remainder of its assets in other securities, including securities not included in the respective index it tracks, futures contracts, options on futures contracts, other types of options and swaps related to the respective index it tracks, as well as cash and cash equivalents, including shares of money market funds affiliated with the Investment Advisors.

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The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect any of the basket components.  MS & Co., as calculation agent, will adjust the adjustment factor for the basket components for certain corporate events affecting the relevant basket component, such as stock splits and stock dividends.  However, the calculation agent will not make an adjustment for every event or every distribution that could affect any of the basket components.  If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the securities.

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Investing in the securities is not equivalent to investing in the basket components; you have no shareholder or other rights in the basket components and are exposed to the credit risk of Morgan Stanley.  Investing in the securities is not equivalent to investing in the basket components, their component stocks or the indices tracked by the basket components.  As an investor in the securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to any of the basket components or any of the securities underlying the basket components.  In addition, you do not have the right to exchange your securities for any of the basket components or any of the securities underlying the basket components at any time, and you are subject to the credit risk of Morgan Stanley.

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Information about the Basket Components

The Vanguard MSCI Europe ETF. The Vanguard MSCI Europe ETF is an exchange-traded fund that seeks to track the performance of the MSCI Europe Index, which measures the investment return of stocks issued by companies located in the major markets of Europe.  The Vanguard MSCI Europe ETF is managed by The Vanguard, Group, Inc. ( “Vanguard”), a registered investment company that consists of numerous separate investment portfolios.  Information provided to or filed with the Commission by Vanguard pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 028-06408 and 811-02652, respectively, through the Commission’s website at www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

The MSCI Europe IndexSM. The MSCI Europe IndexSM is calculated, published and disseminated daily by MSCI Inc., through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.  The MSCI Europe IndexSM is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe.  As of November 2012, the MSCI Europe Index consisted of the following 16 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.  For additional information about the MSCI Europe IndexSM, see the information set forth under “MSCI Europe IndexSM” in the accompanying index supplement.

The iShares® MSCI Japan Index Fund. The iShares® MSCI Japan Index Fund is an exchange-traded fund managed by iShares®, Inc. (“iShares”), a registered investment company.  iShares consists of numerous separate investment portfolios, including the iShares® MSCI Japan Index Fund.  This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Japan Index.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

The MSCI Japan IndexSM.  The MSCI Japan IndexSM is calculated, published and disseminated daily by MSCI.  The MSCI Japan Index is a free float adjusted market capitalization index that is designed to measure large- and mid-cap Japanese equity market performance, to reflect the sectoral diversity of the Japanese equity market and to represent Japanese companies that are available to investors worldwide. Securities listed on the Tokyo, Osaka, JASDAQ and Nagoya Stock Exchanges are eligible for inclusion in the MSCI Japan Index and the MSCI Japan Index consists of stocks traded primarily on the Tokyo Stock Exchange.  For additional information about the MSCI Japan IndexSM, see the information set forth under “MSCI Japan IndexSM” in the accompanying index supplement.

The iShares® FTSE China 25 Index Fund. The iShares® FTSE China 25 Index Fund is an exchange-traded fund managed by iShares, a registered investment company.  iShares consists of numerous separate investment portfolios, including the iShares® FTSE China 25 Index Fund.  BlackRock Fund Advisors is the investment adviser to the fund.  The fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE China 25 Index.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

The FTSE China Index.  The FTSE China 25 Index is a stock index calculated, published and disseminated by FTSE International Limited, and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the Hong Kong Stock Exchange.  For additional information about the FTSE China Index, see the information set forth under “FTSE China Index” in the accompanying index supplement.

December 2012	Page 20

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

The iShares® MSCI Brazil Index Fund. The iShares® MSCI Brazil Index Fund is an exchange-traded fund managed by iShares.  iShares consists of numerous separate investment portfolios, including the iShares® MSCI Brazil Index Fund.  The iShares® MSCI Brazil Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Brazil Index.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

The MSCI Brazil IndexSM.  The MSCI Brazil Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Brazilian equity market and to represent Brazilian companies that are available to investors worldwide.  For additional information about the MSCI Brazil IndexSM, see the information set forth under “MSCI Brazil IndexSM” in the accompanying index supplement.

The iShares® MSCI Emerging Markets Index Fund. The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  The iShares MSCI Emerging Markets Index Fund is managed by iShares, a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

The MSCI Emerging Markets IndexSM.  The MSCI Emerging Markets IndexSM is calculated, published and disseminated daily by MSCI Inc., through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.  The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of emerging markets. As of November 2012, the MSCI Emerging Markets Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  The MSCI Emerging Markets Index includes components from all countries designated by MSCI as Emerging Markets.  For additional information about the MSCI Emerging Markets IndexSM, see the information set forth under “MSCI Emerging Markets IndexSM” in the accompanying index supplement.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

December 2012	Page 21

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

Historical Information

The following tables set forth the published high, low and end-of-quarter closing values for each of the Basket Components for each calendar quarter in the period from January 1, 2007 through December 27, 2012.  The graphs following each Basket Component’s table set forth the historical performance of each respective Basket Component for the same period.  On December 27, 2012, the Share Closing Prices for the Basket Components were as follows: $48.54 for the VGK Shares, $9.74 for the EWJ Shares, $39.54 for the FXI Shares, $55.44 for the EWZ Shares and $43.54 for the EEM Shares.   We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification.  The historical performance of the basket components should not be taken as an indication of their future performance, and no assurance can be given that the final basket value will be greater than the initial basket value.

Vanguard MSCI Europe ETF (CUSIP: 922042874)	High ($)	Low ($)	Period End ($)
2007
First Quarter	71.10	65.60	70.92
Second Quarter	77.51	71.62	76.33
Third Quarter	79.51	69.13	78.20
Fourth Quarter	81.91	74.58	74.82
2008
First Quarter	74.80	64.35	68.79
Second Quarter	74.06	65.00	65.61
Third Quarter	65.02	51.13	53.37
Fourth Quarter	53.07	32.77	38.36
2009
First Quarter	39.38	26.76	31.90
Second Quarter	42.80	32.73	40.28
Third Quarter	50.59	38.34	49.59
Fourth Quarter	52.67	47.61	48.48
2010
First Quarter	50.76	43.37	48.13
Second Quarter	50.08	39.19	40.19
Third Quarter	49.28	40.90	48.72
Fourth Quarter	53.42	47.11	49.09
2011
First Quarter	52.73	47.68	51.95
Second Quarter	56.27	50.30	53.53
Third Quarter	54.07	39.25	40.66
Fourth Quarter	48.72	39.43	41.43
2012
First Quarter	47.24	40.95	46.09
Second Quarter	46.83	38.64	42.83
Third Quarter	48.54	40.36	45.26
Fourth Quarter (through December 27, 2012)	49.06	44.20	48.54

December 2012	Page 22

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

iShares® MSCI Japan Index Fund (CUSIP: 464287184)	High ($)	Low ($)	Period End ($)
2007
First Quarter	15.14	13.87	14.57
Second Quarter	14.73	14.25	14.51
Third Quarter	14.78	13.45	14.34
Fourth Quarter	14.65	13.03	13.29
2008
First Quarter	13.28	11.53	12.37
Second Quarter	13.83	12.38	12.47
Third Quarter	12.52	10.24	10.66
Fourth Quarter	10.53	7.80	9.58
2009
First Quarter	9.63	6.87	7.90
Second Quarter	9.58	8.12	9.43
Third Quarter	10.30	9.19	9.94
Fourth Quarter	10.03	9.24	9.74
2010
First Quarter	10.57	9.75	10.44
Second Quarter	10.70	9.18	9.20
Third Quarter	10.01	9.23	9.89
Fourth Quarter	10.96	9.72	10.91
2011
First Quarter	11.61	9.66	10.32
Second Quarter	10.61	9.79	10.43
Third Quarter	10.88	9.23	9.46
Fourth Quarter	9.98	8.84	9.11
2012
First Quarter	10.18	9.07	10.18
Second Quarter	10.19	8.65	9.41
Third Quarter	9.50	8.76	9.17
Fourth Quarter (through December 27, 2012)	9.80	8.76	9.74

December 2012	Page 23

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

iShares® FTSE China 25 Index Fund (CUSIP: 464287184)	High ($)	Low ($)	Period End ($)
2007
First Quarter	38.80	30.55	34.14
Second Quarter	43.31	34.83	42.95
Third Quarter	60.70	39.91	60.00
Fourth Quarter	72.84	53.75	56.82
2008
First Quarter	59.25	41.23	45.05
Second Quarter	54.55	43.13	43.61
Third Quarter	47.20	30.88	34.47
Fourth Quarter	34.25	19.42	29.09
2009
First Quarter	31.56	22.80	28.53
Second Quarter	40.12	29.22	38.37
Third Quarter	43.80	36.51	40.92
Fourth Quarter	46.35	39.51	42.26
2010
First Quarter	44.56	37.17	42.10
Second Quarter	44.59	37.02	39.13
Third Quarter	42.85	38.74	42.82
Fourth Quarter	47.93	42.19	43.09
2011
First Quarter	44.91	41.16	44.91
Second Quarter	46.37	41.11	42.95
Third Quarter	43.30	30.83	30.83
Fourth Quarter	38.95	29.75	34.87
2012
First Quarter	40.49	35.17	36.67
Second Quarter	38.35	31.83	33.67
Third Quarter	35.29	32.09	34.60
Fourth Quarter (through December 27, 2012)	39.75	34.91	39.54

December 2012	Page 24

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

iShares® MSCI Brazil Index Fund (CUSIP: 464287739)	High ($)	Low ($)	Period End ($)
2007
First Quarter	49.32	42.70	49.22
Second Quarter	62.92	49.58	61.42
Third Quarter	74.58	51.28	73.55
Fourth Quarter	86.15	72.50	80.70
2008
First Quarter	88.23	69.26	77.03
Second Quarter	100.47	79.88	89.29
Third Quarter	87.78	50.99	56.31
Fourth Quarter	56.25	26.89	34.99
2009
First Quarter	40.89	31.75	37.70
Second Quarter	57.95	39.24	52.97
Third Quarter	67.64	49.17	67.64
Fourth Quarter	79.79	66.03	74.61
2010
First Quarter	77.79	62.84	73.64
Second Quarter	75.73	58.61	61.83
Third Quarter	76.95	62.97	76.95
Fourth Quarter	81.58	73.84	77.40
2011
First Quarter	78.64	70.22	77.51
Second Quarter	79.78	69.57	73.35
Third Quarter	74.16	52.01	52.01
Fourth Quarter	64.51	50.89	57.39
2012
First Quarter	70.42	58.52	64.66
Second Quarter	65.38	49.07	51.70
Third Quarter	57.06	50.03	54.06
Fourth Quarter (through December 27, 2012)	55.54	51.06	55.44

December 2012	Page 25

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

iShares® MSCI Emerging Markets Index Fund (CUSIP: 61759G182)	High ($)	Low ($)	Period End ($)
2007
First Quarter	39.54	35.10	38.83
Second Quarter	44.40	39.15	43.88
Third Quarter	50.13	39.50	49.82
Fourth Quarter	55.73	47.18	50.10
2008
First Quarter	50.37	42.16	44.79
Second Quarter	51.71	44.47	45.24
Third Quarter	44.43	31.55	34.17
Fourth Quarter	34.58	18.26	24.97
2009
First Quarter	27.10	19.94	24.81
Second Quarter	34.64	25.63	32.23
Third Quarter	39.28	30.74	38.91
Fourth Quarter	42.07	37.57	41.50
2010
First Quarter	43.20	36.83	42.12
Second Quarter	43.98	36.17	37.32
Third Quarter	44.77	37.59	44.77
Fourth Quarter	48.58	44.78	47.64
2011
First Quarter	48.67	44.60	48.67
Second Quarter	50.20	45.50	47.60
Third Quarter	48.48	34.95	35.10
Fourth Quarter	42.76	34.36	37.94
2012
First Quarter	44.75	38.23	42.95
Second Quarter	43.55	36.69	39.14
Third Quarter	42.37	37.42	41.33
Fourth Quarter (through December 27, 2012)	43.77	40.16	43.54

December 2012	Page 26